Exhibit 23(j)

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in Post-Effective Amendment No. 28 to the Registration Statement on Form N-1A (File No. 333-28339) of our reports dated February 14, 2003 and February 26, 2003 relating to the financial statements and financial highlights which appear in the December 31, 2002 Annual Reports to Shareholders of ProFunds, which reports are also incorporated by reference into the Registration Statement. We also consent to the references to our Firm under the headings “Independent Auditors” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio

December 10, 2003